Registration No. 333-85488
Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

Signature Notes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 8 (To Prospectus dated July 22, 2002)				Trade Date: 10/17/02 Issue Date: 10/22/02

The date of this Pricing Supplement is October 17, 2002

CUSIP or Common Code:	41013MBH2	41013MBJ8	41013MBK5	41013MBL3

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$2,056,230.00	$1,119,110.00	$1,063,800.00	$3,531,920.00

Discounts and Commissions:	1.000%	1.400%	1.500%	2.000%

Reallowance:	0.150%	0.200%	0.200%	0.350%

Dealer:	99.200%	98.800%	98.800%	98.350%

Maturity Date:	10/15/07	10/15/10	10/15/12	10/15/17

Stated Annual Interest Rate:	3.400%	4.150%	4.650%	5.200%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly

First Payment Date:	11/15/02	11/15/02	11/15/02	11/15/02

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	10/15/05 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[1]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[1]
For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488
Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

Signature Notes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 8			Trade Date: 10/17/02
(To Prospectus dated July 22, 2002)			Issue Date: 10/22/02

The date of this Pricing Supplement is October 17, 2002

CUSIP or Common Code:	41013MBM1	41013MBN9	41013MBP4

Price to Public:	100.000%	100.000%	100.000%

Proceeds to Issuer:	$554,242.50	$2,261,062.50	$3,155,762.50

Discounts and Commissions:	2.250%	2.750%	2.750%

Reallowance:	0.350%	0.350%	0.350%

Dealer:	98.000%	97.600%	97.600%

Maturity Date:	10/15/22	10/15/27	10/15/32

Stated Annual Interest Rate:	5.350%	5.550%	5.650%

Interest Payment Frequency:	Monthly	Monthly	Monthly

First Payment Date:	11/15/02	11/15/02	11/15/02

Additional Amounts:	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	10/15/07 Callable one time only at 100% on call date above with 30 days notice.	10/15/08 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A

[2]
For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.